EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement and related Prospectus on Form S-3 of RealPage, Inc. of our report dated October 11, 2011, relating to the financial statements of Senior-Living.com, Inc. as previously filed with the Company’s current report on Form 8-K/A dated October 11, 2011. We also consent to the reference to us under the caption “Experts” in this Registration Statement and related Prospectus on Form S-3.

/s/ Whitley Penn LLP

Dallas, Texas
September 13, 2012